EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 2 to Form S-1 Registration Statement of Yubo International Biotech Limited of our report dated April 19, 2021 relating to the consolidated financial statements of Platinum International Biotech Co., Ltd for the years ended December 31, 2020 and 2019 included in this Amendment.

We also consent to the reference to the Firm under the heading “Experts” in such Amendment

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

August 3, 2021